UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 26, 2026

Commission File Number: 0-21660

PAPA JOHN’S INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware                    61-1203323
(State or other jurisdiction of        (I.R.S. Employer Identification
incorporation or organization)        Number)

2002 Papa Johns Boulevard
Louisville, Kentucky 40299-2367
(Address of principal executive offices)

(502) 261-7272
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock, $0.01 par value	PZZA	The NASDAQ Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act: None

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2026, Ravi Thanawala informed Papa John’s International, Inc. (the “Company”) of his decision to resign from his position as Chief Financial Officer and President, North America of the Company effective June 30, 2026 to assume a chief financial officer position with another public company. Mr. Thanawala’s resignation is not due to any disagreement with the Company on any matter relating to its operations, policies or practices. Mr. Thanawala will serve in an advisory role through July 31, 2026 in order to assist with the transition of his responsibilities. Mr. Thanawala is not entitled to any severance benefits as a result of his departure. The Company has commenced a search for a permanent Chief Financial Officer.

In connection with Mr. Thanawala’s resignation, the Company appointed Christopher K. Collins, the Company’s Senior Vice President of Corporate Finance and Principal Accounting Officer, to the additional position of interim Chief Financial Officer, effective June 30, 2026.

Mr. Collins, 56, has served as the Company’s Senior Vice President of Corporate Finance and Principal Accounting Officer since July 2025. He joined Papa Johns as Vice President, Treasury and Tax in April 2021 and previously served as the Company’s interim Chief Financial Officer and Principal Accounting Officer from March 2023 until July 2023. From July 2023 to July 2025, Mr. Collins served as Vice President of Finance - Treasury, Tax, and International Business Segment. He is a seasoned finance professional with over 30 years of experience leading finance functions in the United States and internationally for public companies. Prior to joining the Company, Mr. Collins served as the VP, Treasury at Signet Jewelers from 2019 until 2020. Prior to 2019, he held several financial leadership roles with The Goodyear Tire & Rubber Company in the United States and Europe and with American Axle & Manufacturing.

Mr. Collins has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, has no arrangement or understanding between him and any other person required to be disclosed pursuant to Item 401(b) of Regulation S-K and has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K.

In connection with his appointment as interim Chief Financial Officer, the Compensation Committee of the Board has approved the following changes to Mr. Collins’ compensation, in each case for the period of time in which he serves in this position: (i) an increase of his annual base salary to $415,000 and (ii) an increase in his target annual bonus opportunity to 75% of his base salary.

Item 7.01. Regulation FD Disclosure.

On June 30, 2026, the Company issued a press release regarding the Chief Financial Officer transition. A copy of the press release is being furnished as Exhibit 99.1 attached hereto.

The information in the press release is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibit 99.1, will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
99.1	Papa John's International, Inc. press release dated June 30, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAPA JOHN’S INTERNATIONAL, INC.
(Registrant)

Date: June 30, 2026	/s/ Caroline Miller Oyler
Caroline Miller Oyler
Chief Administrative Officer and Corporate Secretary